Exhibit 99.1

Windstream completes merger with EarthLink
Creates stronger, more competitive company to serve customers
Raises estimate of expected annual synergies to $150 million
Adds three EarthLink directors to company’s board

Release date: Feb. 27, 2017

LITTLE ROCK, Ark. – Windstream (NASDAQ: WIN), a leading provider of advanced network communications and technology solutions, today announced it has completed its merger with EarthLink Holdings Corp., under which EarthLink shareholders receive 0.818 shares of Windstream common stock for each EarthLink share owned. No fractional shares of Windstream common stock were issued in the merger, and EarthLink stockholders will receive cash in lieu of any fractional shares.

Both companies have satisfied all necessary customary closing conditions, including approval from shareholders of both Windstream and EarthLink. The combined company, which will retain the Windstream name, will be headquartered in Little Rock, Ark., and maintain offices in key U.S. markets.

"We are very pleased to announce the completion of our merger with EarthLink, which improves our competitiveness and ability to serve customers while increasing free cash flow and reducing leverage," said Tony Thomas, president and chief executive officer at Windstream. "Our customers will benefit from our expanded national fiber footprint and enhanced products and services, including SD-WAN, UCaaS, network security, managed services and cloud connectivity. On behalf of everyone at Windstream, we welcome EarthLink and its talented team, and look forward to a seamless transition as we continue to drive value for all of our stakeholders."

Windstream also announced it now expects to achieve more than $150 million in annual operating and capital expense synergies within 36 months of closing, an increase of $25 million over its initial estimates.

Windstream will hold a conference call at 7:30 a.m. CST on March 1, 2017, to discuss the completion of the merger and fourth-quarter and full-year 2016 results. Information on how to access the call is available at windstream.com/investors.

Windstream also announced three of EarthLink's directors, Dr. Julie Shimer, Marc Stoll and Walter Turek, have been appointed to the Windstream board of directors, effective March 1, 2017. The appointments bring the total number of directors of the combined company's board to 12.

About Windstream

Windstream Holdings, Inc. (NASDAQ:WIN), a FORTUNE 500 company, is a leading provider of advanced network communications and technology solutions for consumers, small businesses, enterprise organizations and carrier partners across the U.S. Windstream offers bundled services, including broadband, security solutions, voice and digital TV to consumers. The company also provides data, cloud solutions, unified communications and managed services to business and enterprise clients. The company supplies core transport solutions on a local and long-haul fiber-optic network spanning approximately 147,000 miles. Additional information is available at windstream.com. Please visit our newsroom at news.windstream.com or follow us on Twitter at @Windstream.

Cautionary Statement Regarding Forward-Looking Statements

Windstream Holdings, Inc. claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast” and other words and terms of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements.

Forward-looking statements include, but are not limited to, expectations regarding the overall business outlook of the combined company; statements concerning the anticipated benefits of the merger with EarthLink, including expectations regarding free cash flow, net leverage, projected synergies in operating and capital expenditures and timing of synergies, and overall benefits to our customers, along with expectations and intentions and other statements that are not historical facts. These statements are based on estimates, projections, beliefs, and assumptions that Windstream believes is reasonable but are not guarantees of future events, performance or results. Actual future events and results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties that the cost savings and anticipated synergies from the merger with EarthLink may not be fully realized or may take longer to realize than expected; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on integration; general worldwide economic conditions and related uncertainties; and the effect of any changes in governmental regulations. Windstream does not undertake any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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Media Contact:
David Avery, 501-748-5876
david.avery@windstream.com

Investor Contact:
Christie Grumbos, 501-748-3666
christie.grumbos@windstream.com